                                                                     EXHIBIT 4.8





                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

                          Dated as of October 1, 1995

                                     among

                            SOUTHWEST AIRLINES CO.,
                                   as Lessee

                           FORD MOTOR CREDIT COMPANY,
                              as Owner Participant

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
        in its individual capacity only as expressly provided herein and otherwise solely as Owner Trustee,

                                      and

                           WILMINGTON TRUST COMPANY,
              in its individual capacity and as Indenture Trustee
               and in its capacity as Pass Through Trustee under
                 each of the four Pass Through Trust Agreements
                                 and as Holder

                       One Boeing Model 737-3H4 Aircraft
                     (Southwest Airlines 1995 Trust N396SW)

                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

         THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT dated as of October 1, 1995 (this "Amendment") by and among (i) Southwest Airlines Co., a Texas corporation ("Lessee"), (ii) Ford Motor Credit Company, a Delaware corporation ("Owner Participant"), (iii) Shawmut Bank Connecticut, National Association, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement ( "Owner Trustee"), and (iv) Wilmington Trust Company, a Delaware banking corporation, in its individual capacity and as Indenture Trustee under the Trust Indenture (the "Indenture Trustee") and in its capacity as Pass Through Trustee under each of the four separate Pass Through Trust Agreements ("Pass Through Trustee") and as Holder, amends that certain Participation Agreement respecting the aircraft bearing U.S. registration number N396SW and dated as of April 1, 1995 (the "Participation Agreement"), by and among Lessee, Owner Participant, Bank of America National Trust and Savings Association (the "Original Loan Participant"), Owner Trustee and Indenture Trustee,

                                  WITNESSETH:

         WHEREAS, except as otherwise defined in this Amendment, capitalized terms used herein shall have the meanings attributed thereto in the Participation Agreement; and

         WHEREAS, Indenture Trustee received the Deferred Equity Amount in full on the Deferred Equity Date from Owner Participant as contemplated by Section 8(dd) of the Participation Agreement;

         WHEREAS, concurrently with the execution of this Amendment, the Series SWA 1995 Trust N396SW-I Certificate held by the Original Loan Participant is being refinanced by the issuance of one or more new Certificates issued to Pass Through Trustee as Holder; and

         WHEREAS, as contemplated by Section 18 of the Participation Agreement, the parties hereto desire to amend the Participation Agreement in certain respects;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

         Section 1. Amendment to Schedule I. Schedule I to the Participation Agreement is hereby deleted in its entirety and replaced with
Schedule I to this Agreement.

         Section 2. Amendments to Section 7(b). Section 7(b) of the Participation Agreement is hereby amended in the following manner:

                 (i) Section 7(b) is hereby amended such that wherever the phrase "Operative Agreement" or "Operative Agreements" is used, such phrase is hereby amended to be and read in its entirety as follows:

                 "Operative Agreement or each Pass Through Trust Agreement" and "Operative Agreements or each Pass Through Trust Agreement"





                        PARTICIPATION AMENDMENT [N396SW]
except in the case of Section 7(b)(iii) where the phrase "Operative Agreements" is hereby amended to be and read in its entirety "Operative Agreements and the Pass Through Trust Agreements."

                 (ii)     Section 7(b)(i) is hereby amended as follows:

                 (a) the following language is added immediately after the words "combined or unitary return with such Indemnified Party)" and before the words "harmless from, any and all":

                 "except that for purposes of this Section 7(b)(i) an Indemnified Party shall not include any Holder other than Original Loan Participant";

                 (b) unless as otherwise provided in (c) below, wherever the term "Certificates" is used, such term is hereby amended to be and read in its entirety as follows:

                 "Certificates and each Pass Through Certificate"; and

                 (c) the language immediately after the phrase "or the issuance, reissuance, acquisition, redemption, expiration or subsequent transfer thereof under the Trust Indenture" is hereby amended to be and read in its entirety as follows:

                 "and each Pass Through Trust Agreement, or the beneficial interests in the Trust Estate and each Pass Through Trust Estate or the creation thereof, or any payments made pursuant to any such agreement or instrument or upon or with respect to the property held by Owner Participant or by the Trust Estate or by Indenture Trustee under the Trust Indenture or the property held by Pass Through Trustee under the respective Pass Through Trust Estate, amounts payable with respect to the Certificates and each Pass Through Certificate, including withholding Taxes imposed on payments of principal, interest, Premium or Break Amount on the Certificates or payments of principal of, interest on or any other amounts payable with respect to each Pass Through Certificate that are asserted against the Owner Participant, Owner Trustee or Pass Through Trustee, as withholding agent, or otherwise with respect to or in connection with the transactions contemplated by the Operative Agreements."

         Section 3. Amendments to Section 7(c). Section 7(c) of the Participation Agreement shall be amended in the following manner:

                 (i) Section 7(c) is hereby amended such that wherever the phrase "Operative Agreement" or "Operative Agreements" is used, such phrase shall be deemed to include each Pass Through Trust Agreement.

                 (ii) Clause (d) of Section 7(c)(i) is hereby amended to be and read in its entirety as follows:

                 "(d) the offer, sale or delivery of the Certificates or the Pass Through Certificates, whether before or after the Delivery Date (the indemnity in this





                        PARTICIPATION AMENDMENT [N396SW]
                 clause (d) to extend also to any Person who controls an Indemnified Party, its successors, assigns, employees, servants and agents within the meaning of Section 15 of the Securities Act)."

                 (iii) The penultimate paragraph of Section 7(c) is hereby amended to be and read in its entirety as follows:

                 "Lessee agrees to pay the reasonable and continuing fees and expenses of Indenture Trustee (including the reasonable fees and expenses of its counsel and any agent appointed in accordance with Section 2.03 or 9.02(c) of the Trust Indenture) and Pass Through Trustee and the amounts payable to Owner Trustee pursuant to Section 6.07 of the Trust Agreement (including, but not limited to, the reasonable fees and expenses of its counsel), without cost, on a net after-tax basis, to Owner Participant, for acting as such, other than such fees and expenses which constitute Transaction Costs for which Owner Participant is obligated under Section 16. Lessee agrees that it will pay the reasonable fees and expenses of any separate owner trustee or co-trustee appointed pursuant to
                 Section 9.02 of the Trust Agreement as a result of any requirement of law or if otherwise required by any Operative Agreement or if requested, or consented to, by the Lessee."

         Section 4. Amendments to Section 8. Section 8 of the Participation Agreement is hereby amended in the following respects:

                 (i) Section 8(e) is hereby amended to be and read in its entirety as follows:

                 "(e)     (i)  Pass Through Trustee hereby agrees that, except
                 as otherwise required by applicable law including, without limitation, any law which requires Pass Through Trustee to act within its own discretion, it shall not, without the prior written consent of Owner Trustee, direct Indenture Trustee to take or refrain from taking any action under the Trust Indenture that requires the approval, waiver, authorization, direction or consent of, or notice from, the Holders holding a specified percentage in principal amount of Outstanding (as defined in the Trust Indenture) Certificates unless Pass Through Trustee receives a Direction (as defined in the relevant Pass Through Trust Agreement) to so direct the Indenture Trustee from Certificateholders (as defined in the relevant Pass Through Trust Agreement) holding the same percentage of Certificates (as defined in the relevant Pass Through Trust Agreement) evidencing Fractional Undivided Interests (as defined in the relevant Pass Through Trust Agreement) in the Trust (as defined in the relevant Pass Through Trust Agreement) holding the Certificates.

                          (ii) Lessee and Pass Through Trustee hereby agree that Article X of each Pass Through Trust Agreement (to the extent relating to the Certificates) shall not be amended without the prior written consent of Owner Participant.

                          (iii) Pass Through Trustee hereby agrees that, except as otherwise required by applicable law including, without limitation, any law which requires Pass Through Trustee to act within its own discretion, if requested to do so by Owner Trustee or Owner Participant, Pass Through Trustee shall request a





                        PARTICIPATION AMENDMENT [N396SW]

                 Direction from the relevant Certificateholders to establish whether Pass Through Trustee, in its capacity as a Holder, may direct the Indenture Trustee to take or refrain from taking any action under the Operative Agreements."

                 (ii) Section 8(l) is hereby amended by deleting the references therein to the Original Loan Participant.

                 (iii) Section 8(bb) is hereby amended to be and read in its entirety as follows:

                 "(bb)    Transfers of Debt Interests.  Except in connection
                 with any transfer pursuant to Section 17 or 18 hereof, or
                 Section 8.03(e)(ii) of the Indenture, each Holder covenants that it will not transfer its Certificate to any Person unless such Person represents and warrants in writing to such Holder, the Owner Participant and Lessee either that (a) no part of the funds used by it to acquire its Certificate constitutes 'plan assets' of any 'employee benefit plan' within the meaning of ERISA or any 'plan' within the meaning of Section 4975(e)(1) of the Code or (b) its purchase or acquisition of such Certificate will not result in a nonexempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA. Any such Person shall require any transferee of its interest to make the representations and warranties in the preceding sentence."

                 (iv) Section 8(dd) is hereby amended by substituting the amount $3,033,333" for the amount "$2,600,000" therein.


         Section 5. Amendments to Section 11(f). Section 11(f) of the Participation Agreement is hereby amended such that wherever the phrase "Operative Agreement" or "Operative Agreements" is used, such phrase is hereby amended to be and read in its entirety as follows:

                 "Operative Agreement and each Pass Through Trust Agreement" and "Operative Agreements and each Pass Through Trust Agreement."

         Section 6. Amendments to Section 15. Section 15(b) of the Participation Agreement is hereby amended to be and read in its entirety as follows:

                 "(b)     Survival.  The representations, warranties,
                 indemnities and agreements of Lessee, Owner Trustee, Indenture Trustee, Owner Participant, Pass Through Trustee and any Holder provided for in this Agreement, and Lessee's, Owner Trustee's, Indenture Trustee's, Owner Participant's, Pass Through Trustee's and any Holder's obligations under any and all thereof, shall survive the making available of the Owner Participant's Commitment, the delivery or return of the Aircraft, the transfer of any interest of Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Holder in any Certificate or the Trust Indenture Estate and the expiration or other termination of this Agreement, any other Operative Agreement or the Pass Through Trust Agreements, except as otherwise expressly provided herein or therein."





                        PARTICIPATION AMENDMENT [N396SW]

         Section 7. Amendment to Section 16. Section 16(b) of the Participation Agreement is hereby amended by changing "0.365%" in clause (i) of the fourth sentence thereof to read "0.354142" and by changing "0.625%" in clause (ii) of the fourth sentence thereof to read "0.623076."

         Section 8. Amendment to Section 17. Section 17(a)(3) of the Participation Agreement is hereby amended by deleting the parenthetical contained in clause (i) thereof.

         Section 9. Ratification. Except as amended hereby, the Participation Agreement continues and shall remain in full force and effect in all respects.

         Section 10. Authorization to Execute Amendments. By execution of this Amendment, but subject to the fulfillment of the conditions precedent set forth in Section 3 of the Refinancing Agreement, Owner Participant hereby authorizes, directs and instructs Owner Trustee to execute and deliver this Amendment and any and all other amendments, agreements and certificates as may be necessary as a result of the refinancing contemplated hereby and by Section 18 of the Participation Agreement.

         Section 11. Pass Through Trustee a Party. Effective as of the date hereof, Pass Through Trustee shall be a party to the Participation Agreement and shall have the rights and obligations of the Holders as set forth in the Participation Agreement, as amended hereby.

         Section 12. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 13. Governing Law. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AMENDMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.





                        PARTICIPATION AMENDMENT [N396SW]

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Participation Agreement to be duly delivered in the State of New York and executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        SOUTHWEST AIRLINES CO., Lessee

                                        By:  /s/ JOHN D. OWEN
                                             Treasurer

                                        FORD MOTOR CREDIT COMPANY,
                                        Owner Participant

                                        By:  USL CAPITAL CORPORATION,
                                               as agent


                                            By:  /s/ NANCY B. CLARK
                                                 Nancy B. Clark
                                                 Senior Investment Officer
                                                 Transportation and Industrial
                                                   Financing


                                        SHAWMUT BANK CONNECTICUT,
                                            NATIONAL ASSOCIATION, in its
                                            individual capacity only as
                                            expressly provided herein and
                                            otherwise solely as Owner Trustee


                                        By:  /s/ PHILIP G. KANE, JR.
                                        Title: Vice President

                                        WILMINGTON TRUST COMPANY,
                                            not in its individual capacity,
                                            except as otherwise expressly
                                            provided herein, but solely as
                                            Indenture Trustee

                                        By:  /s/ DAVID A. VANASKEY, JR.
                                        Title: Senior Financial Services Officer

                                        WILMINGTON TRUST COMPANY,
                                            in its capacity as Pass Through
                                            Trustee under each of the
                                            separate Pass Through Trust
                                            Agreements and as Holder

                                        By:  /s/ DAVID A. VANASKEY, JR.
                                        Title: Senior Financial Services Officer





                        PARTICIPATION AMENDMENT [N396SW]

                                   SCHEDULE I

                              Names and Addresses

Lessee:                               Indenture Trustee and Pass Through
Southwest Airlines Co.                Trustee and Holder:
2702 Love Field Drive                 Wilmington Trust Company
P.O. Box 36611                        Rodney Square North
Dallas, Texas  75235-1611             1100 North Market Street
Attn:  Treasurer                      Wilmington, Delaware  19890-0001
Telecopy:  (214) 904-4022             Attn:  Corporate Trust Administration
                                      Telecopy:  (302) 651-8882
                                      Payment Instructions:
Owner Participant:                    Wilmington Trust Company
Ford Motor Credit Company             Wilmington, Delaware
c/o USL Capital Corporation           ABA No. 031100092
730 Front Street, Sixth Floor         For the account of Southwest Airlines 1995-1
San Francisco, California  94111      Account No. 34522-0
Attn:  Portfolio Management,          Reference:  N396SW
M.S. 610                              Attn:  David A. Vanaskey
Telephone:  (415) 627-9345                   Corporate Trust Administration
Telecopy:   (415) 627-9241
Payment Instructions:
Citibank, N.A.
New York, New York
ABA No. 021000089
For the account of Ford Motor
  Credit Company
Account Name:  USL/FMCC DFO Wire
  Account
Account No. 4060-1687
Reference:  T&IF Southwest Airlines
  1995 Transaction


Owner Trustee:
Shawmut Bank Connecticut, National
  Association
777 Main Street
Hartford, Connecticut  06115
Attn:  Corporate Trust Administration
Telecopy:  (203) 240-7920





                        PARTICIPATION AGREEMENT [N396SW]
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